SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

August 11, 2016

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Suite 2200, Miami, FL, 33131
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

NOTE ABOUT FORWARD LOOKING STATEMENTS

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include the risks noted under “Item 1A Risk Factors.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01. Entry into a Definitive Material Agreement.

On August 11, 2016, Next Group Holdings (“NXGH”) completed the acquisition of Tel3 from Arik Maimon, who serves as NXGH’s CEO and Chairman. Michael De Prado, President and COO of Next Group Holdings had signed the agreement for NXGH as a non-related party to the transaction. NXGH’s acquisition included the telecom marketing brand “Tel3” together with the assets and client database of Tel3, which were privately held by Mr. Maimon. NXGH’s Board of Directors previously approved the transaction unanimously under less favorable terms to NXGH. Due to delays in closing the transaction under the original terms, Mr. Maimon decided to show his commitment and faith in Next Group Holding’s future and modified the acquisition price to $10.00 (ten dollars) instead of 9,000,000 (9 million) shares of common stock.

Tel3 is a marketing group that had revenues over $3 million in 2015 with 31.5% gross margin, 25,000 active customers, and a database of 300,000 current and former clients.

Mr. Maimon, who recently acquired Tel3 from a third party, had agreed to sell Tel3 to NXGH on substantially similar terms to the terms of the transaction under which he personally acquired the Tel3 assets, subject to a fairness opinion, a unanimous vote in favor of the transaction by all disinterest members of NXGH’s board, and other regulatory considerations. Mr. Maimon’s decision sell his interests in Tel3 for $10.00 (ten dollars) instead of 9,000,000 shares is a major statement regarding his confidence in Next Group Holding’s future.

As stated in the Agreement, “Subject to the terms and conditions set forth in this Agreement, in consideration for delivery by NXGH to Maimon of $10.00 (ten dollars), Maimon shall, at the Closing (as defined herein), sell, convey, transfer, assign, and deliver to NXGH all right, title, and interest in and appurtenant to Tel3, free and clear of any and all liens, security interests, encumbrances, pledges, charges, restrictions, or claims of every type whatsoever, excepting Maimon’s outstanding liabilities to existing Tel3 retail customers who have purchased prepaid telecommunications services, in the form of prepaid minutes, from Tel3 under the Tel3 brand and have not yet used all of such prepaid minutes, which such liabilities to existing Tel3 retail customers do not exceed $700,000 (such limited outstanding liabilities to existing Tel3 retain customers, the “Assumed Liabilities”), and NXGH shall acquire and accept delivery of Tel3 from Maimon.”

The liability “…not to exceed $700,000…” is due to actual products that are in the distribution chain and should be producing revenue in excess of the liability, producing profit for NXGH.

In the press release, Matthew Schulman was named CEO of Meimoun & Mammon, LLC (M&M) which owns the DBAs “Tel3”, “M&M Telecom” and “Next Mobile 360.” M&M will operate all three DBAs in the retail long distance, wholesale and mobile telecom areas respectively.

EXHIBITS

99.1.1	AGREEMENT REGARDING PURCHASE AND SALE OF ALL ASSETS AND CERTAIN LIABILITIES OF TEL3

99.1.2	UNAUDITED TEL3 FINANCIALS FOR 2014, 2015 & THE SIX MONTHS ENDED JUNE 30, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2016

NEXT GROUP HOLDINGS, INC.

By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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